Exhibit 10.33

EXHIBIT H

FIRST AMENDMENT TO THE CONVERTIBLE LOAN AGREEMENT

This Amendment (this “Amendment”) to that certain Convertible Loan Agreement is entered into on March 7, 2024 by and between Gauzy Ltd., a company incorporated and existing under the laws of the State of Israel having its principal offices at the 14 Hatchiya St., Tel-Aviv, Israel 6816914 (the “Company”), and the lenders listed on Exhibit A hereto (the “Lenders”).

WHEREAS, the Company and the Lenders entered into that certain convertible loan agreement, dated March 31, 2023 (the “CLA”), pursuant to which the Lenders provided the Company with a convertible loan in an amount of up to US$20,000,000;

WHEREAS, pursuant to Section 12.7 of the CLA, the Lenders who lent the majority of the Loan Amount (the “Majority Lenders”), together with the Company may agree on amendments to the CLA; and

WHEREAS, the Majority Lenders and the Company have agreed to amend the CLA, as set forth herein.

NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

1.	The term “Loan Maximum” under the CLA shall be amended to equal an amount of up to US$40,000,000.

2.	The terms “Applicable Price Per Share”, “Significant Lender” and “Warrant Shares” under the Warrant attached to the CLA as Exhibit C, shall be replaced in their entirety with the definitions below as following:

“Applicable Price Per Share” shall mean in the event of a conversion or repayment (as applicable) of the Lender Loan Amount: (i) in the event of an IPO, the IPO PPS, (ii) in the event of a Qualified Financing, the Qualified Financing PPS, (iii) in the event of a Deemed Liquidation, the Deemed Liquidation PPS, (iv) upon a Final Date pursuant to Section 6.5 of the CLA, the Final Date PPS, or (v) upon an optional repayment or conversion pursuant to Section 6.4 of the CLA or upon repayment in an Event of Default, the Optional PPS, as applicable , in each case read disregarding the 0.75 multiplier provided in such terms.

“Significant Lender” shall mean a Holder (i) having a Lender Loan Amount equal to or greater than US$2,000,000, or (ii) who the Company’s Board of Directors has resolved to be considered a Significant Lender for all intents and purposes under the Warrant including by way of a side letter with such Holder.

“Warrant Shares” shall mean the number of shares of preferred equity of the Company comprising the same series and class (and/or subclass, if applicable) of Conversion Shares derived by dividing (i) the product obtained by multiplying the Lender Loan Amount of such Holder actually received by the Company by (A) if such Holder is a Significant Lender, sixty-five percent (65%) and (B) if such Holder is not an Significant Lender, twenty-five percent (25%) by (ii) the Exercise Price, and subject in each case to adjustments pursuant to terms hereunder.

3.	The Joinder to the CLA attached thereto as Exhibit B, shall be replaced with the attached and amended form of Joinder attached hereto as Exhibit B.

4.	Unless otherwise expressly stated, capitalized terms used herein shall have the meanings assigned thereto in the CLA.

5.	This Amendment forms an integral part of the CLA. All of the terms and conditions of the CLA shall remain in full force and effect, except as expressly amended by this Amendment.

6.	In the event of any conflicting provisions between the terms and conditions of this Amendment and the provisions of the CLA, the terms and conditions of this Amendment shall prevail.

7.	This Amendment is being entered into in accordance with the provisions of Section 12.7 of the CLA and shall become effective upon execution thereof by the parties hereto.

8.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties hereto actually executing such counterpart, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties have signed this Amendment as of the date first written above.

COMPANY:

GAUZY LTD.

By:
Name:	Eyal Peso
Title:	CEO

IN WITNESS WHEREOF the parties have signed this Amendment as of the date first written above.

LENDER’S NAME:

By:
Name:
Title:

EXHIBIT A

LENDERS

Ibex Israel Fund LLLP

Blue-Red Capital Fund L.P. & Affiliates

Avery Dennison Ltd.

ENR 2021 Trust

Sabona Investments Limited S.A.

SJR 2021 Trust

RC Opportunities Limited

3A Capital Establishment

Walleye Opportunities Master Fund Ltd.

Avirko Ltd.

Hamilton Global Opportunities plc

Chutzpah Holdings Limited

Cartridge Holdings Limited

Infinity Holding Ventures PTE. Limited

Kukac LLC

Xin Huang

Elljay Limited

Waarde Capital II Special Limited Partnership (SCSp)

Francesca Boschi

Andrew Gazitua

Elka USA LLC

AAM VC PTE LTD

Fralara Pty Ltd Fraid Family Investment Trust

Vasuki 2019 SCSp

EXHIBIT B

AMENDED JOINDER

The undersigned (the “Lender”) hereby consents to and agrees to be bound by all the terms, covenants and provisions of that certain Convertible Loan Agreement dated March 31, 2023, by and among Gauzy Ltd. (the “Company”) and the Lenders listed on Exhibit A thereto (the “CLA”).

All terms not otherwise defined herein shall have the meanings ascribed to such terms in the CLA.

The Lender acknowledges and agrees that: (i) the Company’s representations and warranties provided in Section 8 shall be true and correct as of the CLA’s original Effective Date; (ii) upon execution and delivery of this Joinder to the CLA, it shall be deemed a Lender for all intents and purposes of the CLA; and (iii) it may be considered an Overallotment Lender for all intents and purposes under the CLA, provided that the Company’s Board of Directors resolved that such Lender shall be considered an Overallotment Lender including by way of a side letter with such Lender.

The undersigned’s total portion of the Lender’s Loan Amount shall equal: $___________________________________.

The execution of this Joinder shall constitute, for all intents and purposes, the undersigned’s execution of the CLA, including without limitation for the purpose of the representations and warranties of the Lenders thereto, which shall be true as of the date hereof.

Date:

Signature:

By:

Name:

Title :

Address:

The above is agreed to and confirmed by the Company:

Gauzy Ltd.

By:

Title:

[Joinder to Convertible Loan Agreement dated ____________________]